UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2021

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	IHRT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On July 16, 2021, iHeartCommunications, Inc. (“iHeartCommunications”), an indirect, wholly-owned subsidiary of iHeartMedia, Inc., iHeartMedia Capital I, LLC, the other subsidiary guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent under that certain Credit Agreement, dated as of May 1, 2019 (as amended, the “Credit Agreement”), entered into Amendment No. 3 to the Credit Agreement (“Amendment No. 3”). Amendment No. 3 (i) reduces the interest rate applicable to the Second Amendment Incremental Term Loans (as defined in the Credit Agreement) to LIBOR plus a margin of 3.25% (from LIBOR plus a margin of 4.00%) or the Base Rate (as defined in the Credit Agreement) plus a margin of 2.25% (from Base Rate plus a margin of 3.00%), (ii) with respect to the Second Amendment Incremental Term Loans, reduces the LIBOR floor to 0.50% (from 0.75%) and the Base Rate floor to 1.50% (from 1.75%) and (iii) resets the call protection with respect to the Second Amendment Incremental Term Loans such that the Second Amendment Incremental Term Loans have 6 month soft call protection running from the date of Amendment No. 3.
The description of Amendment No. 3 contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of Amendment No. 3, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01    Other Events
In connection with the entry into Amendment No. 3, iHeartCommunications also prepaid at par $250.0 million of borrowings outstanding under the Term Loan Facility with cash on hand. The prepayment and the adjustment in interest rate applicable to the Second Incremental Term Loans described above are expected to result in approximately $13.0 million reduction in annualized cash interest payments.

Forward-Looking Statements
Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the expected reduction in annual interest expense. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to: risks related weak or uncertain global economic conditions; the impact of the COVID-19 pandemic; impact of iHeartMedia’s substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; and risks associated with iHeartMedia’s emergence from the Chapter 11 Cases. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1
Amendment No. 3, dated as of July 16, 2021, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, certain subsidiary guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, and the lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: July 19, 2021	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary